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                                             EXHIBIT 10
               ARCHER-DANIELS-MIDLAND
COMPANY
                       STOCK UNIT PLAN
            FOR NONEMPLOYEE DIRECTORS
                   AS AMENDED

1.   INTRODUCTION

          The Archer-Daniels-Midland Company
Stock Unit Plan for Nonemployee Directors, as amended, is intended to promote the interests of the Company and its Stockholders by paying part or all of the compensation of the Company's nonemployee directors in the form of an economic equivalent of an equity interest in the Company, thereby providing appropriate incentives and rewards to encourage nonemployee directors to take a long-term outlook when formulating policy applicable to the Company and encouraging them to remain on the Board. In general, the Plan provides for the conversion of at least 50 percent and up to 100 percent of a nonemployee director's fees for each calendar year into units of measurement relating to the value of the Company's common stock, and for payment to the director of the value of such units five full calendar years later (or upon termination from service on the Board, if earlier), so that a director will normally receive payment under the Plan each successive year in respect of the fees originally converted into units in the year preceding the fifth calendar year prior to the year of payment. A nonemployee director will participate in the Plan for all periods of service on the Board following the effective date of the Plan, notwithstanding any future payments to the director of any part of his interest under the Plan. The original Plan was approved by the Stockholders of the Company at its 1996 Annual Meeting and become effective on January 1, 1997. In July, 1997, the Board of
Directors amended the original Plan by
increasing the minimum portion of the
nonemployee directors' fees to be converted into units from 25 percent to 50 percent.

2.   DEFINITIONS

          (a)  "Board" means the Board of
Directors of the Company.

          (b)  "Committee" means the Benefit
Plans Committee of the Company, or any successor committee thereto.

          (c)  "Common Stock" means the common
stock of the Company, without par value.

   (d)  "Company" means Archer-Daniels-Midland
Company, a Delaware corporation.

          (e)  "Director's Fees" means the
annual retainer fee and all meeting fees,
committee fees and other Director's fees earned
by the Participant for his service on the Board.
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          (f)  "Fair Market Value" means, with
respect to a share of the Common Stock, the average of the high and low reported sales price regular way per share of the Common
Stock on the New York Stock Exchange Composite
Tape for the relevant day, or, in the absence thereof, on the most recent prior day for which such sales are reported. If the Common Stock is not listed on the New York Stock Exchange as of any date that Fair Market Value is to be determined, Fair Market Value shall be determined by the Committee in its discretion in a manner consistently applied.

          (g)  "Mandatory Conversion" means the
required conversion of 50 percent of a
Participant's Director's Fees into a Stock Unit
Award pursuant to Section 4 hereof.

          (h)  "Participant" means a member of
the Board who is not an employee of the Company or any of its affiliates.

          (i)  "Plan" means this Archer-Daniels-
Midland Company Stock Unit Plan for Nonemployee
Directors.

          (j)  "Realization Date" means, with
respect to each Stock Unit allocated to a Participant's Stock Unit Account, the first business day following the earlier of (i) the date five years after the end of the calendar year that includes the calendar quarter for which such Stock Unit is awarded to the Participant or in which such stock unit is credited to the Participant as a dividend equivalent, or (ii) the date the Participant ceases to be a member of the Board.

          (k)  "Stock Unit" means a non-voting
unit of measurement that is deemed for valuation and bookkeeping purposes to be equivalent to an outstanding share of Common Stock, and shall include fractional units.

          (l)  "Stock Unit Account" means a book
account maintained by the Company reflecting the Stock Units allocated to a Participant pursuant to Section 4 hereof as a result of the Participant's Mandatory Conversions and
Voluntary Conversions and such additional Stock
Units as shall be credited thereto in respect of dividends paid on the Common Stock.

          (m)  "Stock Unit Award" means an award
under Section 4(c) hereof of Stock Units as a result of a Participant's Mandatory Conversion and Voluntary Conversion for a calendar quarter.

          (n)  "Voluntary Conversion" means the
conversion based on the election of the
Participant of all or part of a Participant's
Director's Fees otherwise payable to the
Participant in cash into a Stock Unit Award
pursuant to Section 4 hereof.
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3.   ADMINISTRATION

          The Plan shall be administered by the
Committee. The Committee shall have full authority to administer the Plan, including the discretionary authority to interpret and construe all provisions of the Plan, to resolve all questions of fact arising under the Plan, and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties. The
Committee may delegate administrative
responsibilities under the Plan to appropriate officers or employees of the Company. All expenses of the Plan shall be borne by the Company.

4.   CREDITING OF STOCK UNITS

          (a)  Mandatory Conversions
          For each calendar quarter in which the
Plan is in effect, 50 percent of the aggregate
dollar amount of a Participant's Director's Fees
payable for such quarter shall be converted into
a Stock Unit Award pursuant to Section 4(c)
hereof.
          (b)  Voluntary Conversions
          For each calendar quarter in which the
Plan is in effect, a Participant may elect to
convert all or any portion of his Director's
Fees payable for such quarter (in addition to
those required to be converted under Section
4(a) hereof) into a Stock Unit Award pursuant to
Section 4(c) hereof.  Each Voluntary Conversion
shall be made on the basis of a Participant's
written election stating the amount by which
such Director's Fees shall be converted to a
Stock Unit Award.  Each such election shall be
made in the form required by the Committee,
shall be delivered to the Company no later than
December 31 of the calendar year immediately
preceding the calendar year for which the
election is made, and shall be effective for
each calendar quarter of such calendar year.  In
the case of a member of the Board who first
becomes a Participant during a calendar year,
such election for such year must be made within
30 days following such member becoming a
Participant, and shall apply only to calendar
quarters that begin following the date such
election is made.
          (c)  Stock Unit Awards
          A Participant shall receive a Stock
Unit Award for each calendar quarter in respect
of his Mandatory Conversion and any Voluntary
Conversion applicable to such quarter. Such
Stock Unit Award shall equal the number of the
Stock Units determined by dividing (A) the
aggregate dollar amount of the Participant's
Director's Fees that are converted to a Stock
Unit Award for the quarter by his Mandatory
Conversion and Voluntary Conversion, by (B) the
Fair Market Value of the Common Stock on the
last business day of such calendar quarter.
Each Stock Unit Award shall be credited to the
Participant's Stock Unit Account as of the first
day following the end of the calendar quarter
for which such Stock Unit Award is granted.
          (d)  Dividend Equivalents
          As of any date that cash dividends are
paid with respect to the Common Stock from time
to time, each Participant's Stock Unit Account
shall be credited with an additional number of
Stock Units determined by dividing (A) the
aggregate dollar amount of the dividends that
would have been paid on the Stock Units credited
to the Participant's Stock Unit Account as of
the record date for such dividend had such Stock
Units been actual shares of Common Stock by (B)
the Fair Market Value of the Common Stock on the
dividend payment date.
          (e)  Certain Adjustments
          In the event of a reorganization,
recapitalization, stock split, stock dividend,
combination
of shares, merger or consolidation, or the sale,
conveyance, lease or other transfer by the
Company of all or substantially all of its
property, or any other change in the corporate
structure or shares of the Company, pursuant to
any of which events the then outstanding shares
of the Common Stock are split up or combined or
are changed into, become exchangeable at the
holder's election for, or entitle the holder
thereof to, other shares of stock, or similar
change in the Common Stock or other similar
event that the Committee, in its discretion,
deems appropriate, each Participant's Stock Unit
Account shall be adjusted as determined by the
Committee in its sole discretion to reflect such
change or other event.  It is intended that in
making such adjustments, the Committee will seek
to treat each Participant as if he were a
stockholder of the Common Stock of the number of
Stock Units credited to his Stock Unit Account
(but without duplication of any benefits that
may be provided under Section 4(d) hereof).
Except as is expressly provided in this Section,
Participants shall have no rights as a result of
any such change in the Common Stock or other
event.
5.   DISTRIBUTIONS OF BENEFITS
          (a)  Valuation and Payment of Units
          Subject to Section 6 hereof, a
Participant shall be entitled to a benefit under
the Plan with respect to each Stock Unit Award
upon the Realization Date for such Stock Unit
Award.  Such benefit shall be equal to the cash
amount determined by multiplying (A) the number
of Stock Units credited to the Participant's
Stock Unit Account in respect of the Stock Unit
Award for which the Realization Date has
occurred (including additional Stock Units
credited to the Participant's Stock Unit Account
with respect thereto pursuant to Section 4(d)
hereof) by (B) the Fair Market Value of the
Common Stock on the Realization Date.  Each such
amount shall be paid to the Participant in cash
within 30 days after the applicable Realization
Date.
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      (b)  Payment of Additional Dividends

          Subject to Section 6 hereof, if,
pursuant to Section 4(d) hereof, additional
Stock Units are required to be credited to a Participant's Stock Unit Account in respect of
Stock Units that were held in the Participant's
Stock Unit Account as of the record date for dividends paid on the Common Stock that were paid after the payment to the Participant of a benefit in respect of such Stock Units, the Company shall pay to the Participant a cash amount in respect of such dividends equal to the dollar amount of such dividends. Such amount shall be paid to the Participant within 30 days after the dividend payment date.

          (c)  Payment of Nonconverted Fees

          Subject to Section 6 hereof, in the
event that a Participant ceases to be a member of the Board prior to the time that Stock Units are credited to his Stock Unit Account pursuant to Section 4(c) hereof in respect of his Mandatory Conversion or Voluntary Conversion for a calendar quarter, the amount of all Director's
Fees earned by the Participant during such quarter shall be paid to the Participant in cash within 30 days after his termination of service as a director.

          (d)  Section 16 Restrictions

          Notwithstanding any other provision
hereof, if and to the extent required in order for Stock Units to meet the requirements for exemption under Rule 16b-3 (or any successor thereto) promulgated under the Securities
Exchange Act of 1934, no amount in respect of any Stock Unit Award (including any additional
Stock Units allocated to a Participant's Stock
Unit Account pursuant to Section 4(d) hereof) shall be paid to a Participant until the expiration of 6 months after the Stock Units in respect of which the payment is to be made have been allocated to the Participant's Stock Unit
Account, and the amount of such payment shall be determined based on the Fair Market Value of the Common Stock on the date such 6-month period expires.

6.   FORFEITURE OF BENEFITS

          Each Participant's benefits hereunder
shall be nonforfeitable, except that a
Participant shall forfeit all rights to all
benefits hereunder in respect of Mandatory
Conversions, Voluntary Conversions and Stock
Units credited to the Participant's Stock Unit
Account if the Participant's status as a
director of the Company is (or is deemed to have
been) terminated for Cause.  For purposes
hereof, a Participant's status as a director
shall have been terminated for "Cause" upon the
voluntary or involuntary termination of the
individual's service as a director on account of
(i) the willful violation by the Participant of
any federal or state law or any rule or
regulation of any regulatory body to which the
Company or its affiliates is subject, which
violation would materially reflect on the
Participant's character, competence or integrity
or (ii) a breach by the Participant of the
Participant's duty of loyalty to the Company and
its affiliates.  If, subsequent to the
termination of a Participant's status as a
director of the Company, it is determined by the
Committee that the Participant's status as a
director of the Company could have been
terminated for Cause, such Participant's status
as a director of the Company may be deemed to
have been terminated for Cause.
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7.   BENEFICIARIES

          Any payment required to be made to a
Participant hereunder that cannot be made to the Participant because of his death shall be made to the Participant's beneficiary or beneficiaries, subject to applicable law. Each
Participant shall have the right to designate in writing from time to time a beneficiary or beneficiaries by filing a written notice of such designation with the Committee. In the event a beneficiary designated by the Participant does not survive the Participant and no successor beneficiary is selected, or in the event no valid designation has been made, such Participant's beneficiary shall be such
Participant's estate.

8.   UNFUNDED STATUS OF THE PLAN

          The Plan shall be unfunded, and
Mandatory Conversions, Voluntary Conversions,
Stock Units credited to each Participant's Stock
Unit Account and all benefits payable to Participants under the Plan represent merely unfunded, unsecured promises of the Company to pay a sum of money to the Participant in the future.

9.   ALIENATION OF BENEFITS PROHIBITED

          No transfer (other than pursuant to
Section 7 hereof) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, shall vest the transferee with any interest or right, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and of no force or effect.

10.  NO SPECIAL RIGHTS

          Nothing contained in the Plan shall
confer upon any Participant any right with respect to the continuation of the Participant's status as a director of the Company.

11.  TERMINATION AND AMENDMENT

          The Plan may be terminated at any time
by the Board. The Plan may be amended by the Board from time to time in any respect;
provided, however, that no such amendment may reduce the number of Stock Units theretofore credited or creditable to a Participant's Stock
Unit Account without the affected Participant's prior written consent.

12.  CHOICE OF LAW

   The Plan and all rights hereunder shall be
                   subject to
and interpreted in accordance with the laws of the State of Illinois, without reference to the principles of conflicts of laws, and to applicable federal securities laws.

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